As filed with the Securities and Exchange Commission on July 24, 2001

                                                          Registration No. 333-
===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                           ------------------------

                          TRIMBLE NAVIGATION LIMITED
              (Exact name of Registrant as specified in its charter)
                           ------------------------

            California                                    94-2802192
            ----------                                    ----------
(State or other jurisdiction of                        I.R.S. Employer
 incorporation or organization)                     Identification Number)

                            645 North Mary Avenue
                         Sunnyvale, California 94088
                  (Address of Principal Executive Offices)
                           ------------------------

                  C. TRIMBLE NONSTATUTORY STOCK OPTION PLAN
                           (Full title of the Plans)
                           ------------------------

                             Steven W. Berglund
                    President & Chief Executive Officer
                         Trimble Navigation Limited
                              645 North Mary Avenue
                          Sunnyvale, California 94088
                    (Name and address of agent for service)

                               (408) 481-8000
          (Telephone number, including area code, of agent for service)
                           ------------------------

                                  Copies to:

                            John B. Goodrich, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                             Palo Alto, CA 94304
                                (650) 493-9300


                       CALCULATION OF REGISTRATION FEE

===================================================================================================
      Title of Each Class                  Proposed Maximum    Proposed Maximum
       of Securities to     Amount to be     Offering Price       Aggregate           Amount of
         be Registered     Registered (1)      Per Share        Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock to be issued     40,000            $13.4375          $537,500             $134.38
upon exercise of options
granted pursuant to the
C. Trimble Nonstatutory
Stock Option Plan
                           ------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the C. Trimble Nonstatutory
    Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Trimble Navigation Limited.


===============================================================================

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Information Incorporated by Reference.
            -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 29, 2001.

        The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2001 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on May 14, 2001.

    (b) The description of Registrant's Common Stock as contained in the Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on June 15, 1990, including any amendment or report filed for purposes of updating such descriptions.

    (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
            -------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

     Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is corporate counsel to the registrant and has rendered an opinion as to the shares of common stock to be issued in accordance with this Registration Statement and the C. Trimble Nonstatutory Stock Option Plan. John
B. Goodrich has been a member of the board of directors of the Company since 1981 and was appointed to serve as the registrant's corporate secretary in December 1998; however, he is not, and has never been an employee of the registrant and is not eligible to receive options under this C. Trimble Nonstatutory Stock Option Plan. In addition, Mr. Goodrich is a member of the law firm of Wilson Sonsini Goodrich & Rosati. The registrant has in place a Director Stock Option Plan which provides for the annual automatic granting of nonstatutory stock options to purchase shares of the registrant's common stock to each non-employee director, including Mr. Goodrich, upon reelection at the registrant's annual meeting of shareholders to the registrant's board of directors.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant's articles of incorporation, as amended, limit the liability of the registrant's directors for monetary damages arising from breach of their fiduciary duty, except to the extent otherwise required by the California Corporation's Code. Article VI of the registrant's bylaws provides for indemnification of the registrant's directors, officers, employees, and other agents to the maximum extent permitted by the California Corporations Code.


Item 7.     Exemption from Registration Claimed.
            -----------------------------------

      Not applicable.

Item 8.     Exhibits.
            --------

     Exhibit
     Number                        Exhibit Document
     ------   -------------------------------------------------------------
      5.1     Opinion of  Wilson Sonsini Goodrich & Rosati, Professional
              Corporation, as to the legality of securities being registered
              (counsel to the registrant)
     10.78    C. Trimble Nonstatutory Stock Option Plan
     23.1     Independent Auditors' Consent
     23.2     Consent of  Wilson Sonsini Goodrich & Rosati, Professional
              Corporation (contained in Exhibit 5.1 hereto)
     24.1     Power of Attorney (see page II-5)


Item 9.     Undertakings.
            ------------

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act of 1933"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on July 24, 2001.

                                              TRIMBLE NAVIGATION LIMITED



                                              By:    /s/ STEVEN W. BERGLUND
                                                   ----------------------------
                                                   Steven W. Berglund
                                                   President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Mary Ellen Genovese, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                Title                             Date
--------------------------  ----------------------------------- --------------
                            President, Chief Executive Officer
                            (Principal Executive Officer) and
 /s/ STEVEN W. BERGLUND     Director                             July 24, 2001
--------------------------
   Steven W. Berglund

                            Vice President of Finance Chief
                            Financial Officer Corporate Controller
                            and Assistant Secretary (Principal
                            Financial Officer and Principal
 /s/ MARY ELLEN GENOVESE    Accounting Officer)                  July 24, 2001
--------------------------
  Mary Ellen Genovese



  /s/ ROBERT S. COOPER      Director                             July 24, 2001
--------------------------
    Robert S. Cooper


  /s/ JOHN B. GOODRICH      Director                             July 24, 2001
--------------------------
   John B. Goodrich


   /s/ WILLIAM HART         Director                             July 24, 2001
--------------------------
     William Hart


 /s/ ULF J. JOHANSSON       Director                             July 24, 2001
--------------------------
   Ulf J. Johansson


/s/ BRADFORD W. PARKINSON   Director                             July 24, 2001
---------------------------
  Bradford W. Parkinson


                                INDEX TO EXHIBITS


Exhibit Number                            Exhibit Document
--------------  ---------------------------------------------------------------
     5.1        Opinion of  Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to the legality of securities being registered
                (counsel to the registrant)
    10.78       C. Trimble Nonstatutory Stock Option Plan
    23.1        Independent Auditors' Consent
    23.2        Consent of  Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in Exhibit 5.1 hereto)
    24.1        Power of Attorney (see page II-5)
